UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

BARFRESH FOOD GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	333-168738	27-1994406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

90 Madison Street, Suite 701 Denver, Colorado	80206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-329-3008

Moving Box Inc
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 13, 2012 Smoothie Holdings Inc. (the “Company”) filed with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Incorporation. The effect of the amendment was to change the name of the Company from Moving Box Inc. to Smoothie Holdings Inc.

In addition, the Company approved an amendment to its Certificate of Incorporation where by without regard to any other provision of the Certificate of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share held by any stockholder and each fractional interest held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to February 13, 2012 shall be and automatically reclassified and changed (without any further act) into four (4) fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 1 to 4 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

On February 16, 2012 the Company also filed with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Incorporation changing its name from Smoothie Holdings Inc. to Barfresh Food Group Inc., to better reflect its business.

Item 9.01 - Financial Statements and Exhibits

Regulation S-K Number	Document

3.1 3.2
Certificate of Amendment of Certificate of Incorporation of Moving Box Inc., dated February 13, 2012.

Certificate of Amendment of Certificate of Incorporation of Moving Box Inc., dated February 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARFRESH FOOD GROUP INC.

February 17, 2012	By: /s/ Arnold Tinter
Arnold Tinter Chief Financial Officer